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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 333-29721 of Morgan Stanley S&P 500 Index Fund, formerly Morgan Stanley Dean Witter S&P 500 Index Fund, on Form N-1A of our report dated October 17, 2001, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
October 26, 2001